UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

929 North Front Street, Wilmington, North Carolina	28401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (910) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

(c) On March 31, 2008, the Company announced that its wholly owned subsidiary, PPD Development, LP, had named Michael O. Wilkinson as its Executive Vice President of Global Clinical Operations, effective April 1, 2008. Dr. Wilkinson’s employment will be governed by an employment agreement and other related agreements between him and the Company. The employment agreement will have an initial term of one year, with automatic one-year renewals thereafter unless either party gives notice of its desire to terminate. The employment agreement contains non-compete and non-solicitation covenants that extend beyond his employment. Dr. Wilkinson’s annual base salary will initially be $275,000. The Company will pay Dr. Wilkinson a cash bonus of $50,000, but if he quits or is terminated for cause within six months of hire he must repay us 100% of this amount, 75% if between six and 12 months, 50% if between 12 and 18 months, and 25% if between 18 and 24 months. In the event the Company terminates Dr. Wilkinson’s employment, he will be paid the accrued base salary through the date of termination or expiration, and be provided such benefits as required by law. We also entered into a severance agreement with Dr. Wilkinson in our standard form. This agreement provides him one year salary, bonus and benefits if he is terminated without cause within one year after a change of control of the Company.

Dr. Wilkinson has been employed by PPD since September 2007 as an internal project advisor. Prior to that, Dr. Wilkinson served as global head of internal medicine and vice president of project management for another contract research organization. Dr. Wilkinson is 53 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2007, the beginning of our last completed fiscal year.

Item 7.01.	Regulation FD Disclosure.

The Company is furnishing as Exhibit 99.1 to this Form 8-K a press release, dated March 31, 2008, announcing Dr. Wilkinson’s employment with the Company. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.257*	Employment Agreement effective April 1, 2008, between PPD Development, LP and Michael O. Wilkinson.

99.1**	Press release to announce employment of Michael O. Wilkinson, dated March 31, 2008.

*	The registrant has requested confidential treatment with respect to certain portions of this exhibit. Such portions have been omitted from this exhibit and filed separately with the U.S. Securities and Exchange Commission.
**	Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: March 31, 2008

/s/ Daniel G. Darazsdi
Daniel G. Darazsdi,
Chief Finanical Officer

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